Original Electronically Transmitted to the Securities and Exchange Commission on February 1, 1996
                                                       Registration No. 33-57197


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    Form S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                   ECOLAB INC.
             (Exact name of registrant as specified in its charter)

               Delaware                           No. 41-0231510
          (State of incorporation)                (I.R.S. Employer
                                                  Identification No.)

          Ecolab Center                      William R. Rosengren, Esq.
     St. Paul, MN  55102                Senior Vice President - Law and
          (612) 293-2233                        General Counsel
(Address, including zip code, and                 Ecolab Inc.
telephone number, including area                 Ecolab Center
code, of registrant's principal               St. Paul, MN  55102
executive offices)                             (612) 293-2396
                                        (Name, address, including zip
                                        code, and telephone number,
                                        including area code, of agent for
                                        service)


     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (X)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                                   Ecolab Inc.

                        4,455,343 shares of Common Stock

     This Prospectus relates to the proposed sale of up to 4,455,343 shares (the "Offered Shares") of the common stock, par value $1.00 per share (the "Common Stock"), of Ecolab Inc. ("Ecolab" or the "Company") which may be offered for sale from time to time by Leonard J. Kaplan, Bernard Gutterman, Randall R. Kaplan, The First Grantor Retained Annuity Trust of Tobee W. Kaplan, The Second Grantor Retained Annuity Trust of Tobee W. Kaplan, The Kaplan Family Foundation and The Gutterman Foundation (the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any proceeds from the sale of the Offered Shares.

     The sale, transfer and/or distribution of the Offered Shares by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, may be effected from time to time through brokers, agents, dealers or underwriters in one or more transactions (which may involve crosses and princi-pal trades, including block transactions), in special offerings, negotiated transactions, exchange distributions or secondary distributions, or in connection with short-sale transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In addition, any offered shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. To the extent required, the specific Offered Shares to be sold, the name of the Selling Stockholders, the purchase price, the public offering price, the name of any such brokers, agents, dealers or underwriters, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Common Stock is listed on the New York Stock Exchange ("NYSE") and Pacific Stock Exchange and traded under the symbol "ECL." On January 30, 1996, the closing price of the Company's Common Stock as reported for The New York Stock Exchange, Inc. Composite Transaction Reporting System was $30.125 per share.

     The purpose of this offering is to register 4,455,343 shares of Common Stock issued by the Company in connection with that certain Merger Agreement, dated as of November 2, 1994 (the "Merger Agreement") among Ecolab, EKH, Inc. I, a North Carolina corporation and a wholly owned subsidiary of Ecolab, EKH, Inc. II, a North Carolina corporation and a wholly owned subsidiary of Ecolab, EKH, Inc. III, a North Carolina corporation and a wholly owned subsidiary of Ecolab, Kay Chemical Company, a North Carolina corporation ("Kay Chemical"), Kay C h emical International, Inc., a North Carolina corporation ("Kay International"), Kay Europe, Inc., a North Carolina corporation ("Kay Europe," and together with Kay Chemical and Kay International, the "Related Companies") and the stockholders of the Related Companies.

     Upon any sale of the Common Stock offered hereby, the Selling Stockholders and participating agents, brokers and dealers may be deemed to be underwriters as that term is defined in the Securities Act, and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     No underwriter is initially being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this offering other than fees and expenses (including underwriting fees and selling commissions) of the Selling Stockholders. See "Plan of Distribution."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February __, 1996.

                              AVAILABLE INFORMATION

     Ecolab  is  subject  to  the  informational  requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company's filings may be inspected and copied or obtained by mail upon payment of the Commission's prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock, and the preferred stock purchase rights attached thereto (the "Rights"), are listed on the NYSE and the Pacific Stock Exchange. The Company's reports, proxy statements and other filings with the Commission are also available for inspection at the offices of the NYSE located at 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

     The Company has filed with the Commission a Registration Statement on a Form S-3 under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and in the amendments, exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, and to the exhibits and schedules filed therewith. All of these documents may be inspected without charge at the Commission's principal office in Washington, D.C., and copies thereof may be obtained from the Commission at the prescribed rates or may be examined without charge at the public reference facilities of the Commission. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement shall be qualified in its entirety by such reference.


                      INFORMATION INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act (Commission File No. 1-9328) are incorporated in and made a part of this Prospectus:

     (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

     (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995; and

     (iii) The Company's Current Reports on Form 8-K dated May 12, May 17 and June 15, 1995.

     The description of the Common Stock and the Rights, which are registered under Section 12 of the Exchange Act, is set forth under the caption "Description of Registrants Securities to be Registered" contained in the Company's Form 8-A/A dated October 28, 1994, which constitutes Amendment No. 5 to the Company's original Registration Statement on Form 8-A dated November 17, 1986, and is hereby incorporated herein by reference. All documents which the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The  Company  will  provide  without  charge  to  each  person to whom this
Prospectus is delivered, upon written or oral request, a copy of any or all documents described above (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests should be addressed to Corporate Secretary, Ecolab Inc., Ecolab Center, St. Paul, Minnesota 55102 (telephone (612) 293-2233).


                                   THE COMPANY

     The Company is engaged in the development and marketing of premium products and services for institutional and industrial markets. The Company provides cleaning, sanitizing, pest elimination and maintenance products, systems and services to food service, lodging, healthcare, commercial and institutional laundries and to farms, dairies and food and beverage processors. In addition, the Company and Henkel KGaA of Dusseldorf, Germany, each have a 50% economic interest in a joint venture which operates institutional and industrial cleaning and sanitizing businesses in Europe.

     The Company is a Delaware corporation with its principal executive offices at Ecolab Center, St. Paul, Minnesota 55102. The Company's telephone number is
(612) 293-2233.


                               RECENT DEVELOPMENTS

     The mergers contemplated by the Merger Agreement (the "Mergers") were consummated on December 7, 1994. Pursuant to the Mergers, each of the Related Companies became a wholly-owned subsidiary of the Company and 4,455,343 shares of Common Stock, in the aggregate, were issued to certain of the Selling Stockholders. The Related Companies are engaged in the manufacture and distribution of cleaning and sanitizing products for the fast food industry.


                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Offered Shares.


                              PLAN OF DISTRIBUTION

     The Offered Shares may be sold from time to time by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest. The Offered Shares may be offered and sold directly to purchasers or through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Stockholders selling as principal and/or the purchasers of the Offered Shares for whom they may act as agent. The Offered Shares may be sold from time to time in one or more transactions (which may involve crosses and block transactions) on the NYSE or the Pacific Stock Exchange and any other stock exchanges on which the Offered Shares are admitted for trading, pursuant to and in accordance with the rules of such exchanges, in negotiated transactions or otherwise, at a fixed offering price, which may be changed, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may effect such transactions by selling Offered Shares to or t h r ough securities broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of Offered Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both
(which compensation as to a particular broker-dealer might be in excess of customary commissions).

     If any broker-dealer purchases the Offered Shares as principal it may effect resales of the Offered Shares from time to time to or through other broker-dealers, and the other broker-dealers may receive compensation in the form of concessions or commissions from the principals and/or the purchasers of the Offered Shares for whom they may act as agents. The Selling Stockholders and any underwriter, dealer or agent that participates in the distribution of the Offered Shares may be deemed underwriters under the Securities Act, and any profit on the sale of the Offered Shares by them and any discounts, commissions, concessions or other compensation received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     In addition, any Offered Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholders have also informed the Company that they may, on an individual basis, from time to time following the effective date of the Registration Statement of which this Prospectus is a part, sell shares of Common Stock in short-sale transactions (including, without limitation, selling short against the box) and use some or all of the Offered Shares to cover such transactions.

     At the time a particular offer of the Offered Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, brokers, dealers or agents (whether such party is acting as a principal or as agent for the Selling Stockholders), any discounts, commissions, concessions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

     The terms of the Merger Agreement provide for the Company to file a shelf registration statement (the "Shelf Registration Statement") covering the Offered Shares. The Registration Statement of which this Prospectus is a part constitutes the Shelf Registration Statement. The Company has agreed to use its reasonable efforts to cause the Shelf Registration Statement to become effective and keep the Shelf Registration Statement effective until the earlier of (i) such time as all of the Offered Shares have been disposed of or (ii) December 7, 1997. Under the terms of the Merger Agreement and the Foundation Agreement, dated as of January 5, 1995 (the "Foundation Agreement"), among the Company and The Kaplan Family Foundation and The Gutterman Foundation (the "Foundations"), the Selling Stockholders have agreed to refrain from selling or offering to sell Offered Shares with this Prospectus in certain circumstances.

     To comply with securities laws of certain states, if applicable, the Offered Shares will be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Offered Shares may not be sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available or is complied with.

     The Company will pay all of the expenses incident to the offering and sale of the Offered Shares to the public other than the fees and expenses (including underwriting fees and selling commissions) of the Selling Stockholders.


                              SELLING STOCKHOLDERS

     This Prospectus relates to shares of Common Stock that have been acquired in connection with the Mergers by certain of the Selling Stockholders. The Selling Stockholders may offer the Offered Shares with this Prospectus in accordance with the terms of the Merger Agreement and the Foundation Agreement.

     The following table sets forth the name of each Selling Stockholder and the number of shares of Common Stock acquired by each Selling Stockholder pursuant to the Mergers (or, in the case of the Foundations, received pursuant to donations from other Selling Stockholders) and being registered hereby, some or all of which shares may be sold pursuant to this Prospectus. Other than 1,200 shares of Common Stock issued to Randall R. Kaplan pursuant to a restricted stock award under the Company's 1993 Stock Incentive Plan, and 20 shares of Common Stock owned by Leonard J. Kaplan, the Selling Stockholders do not beneficially own any other shares of Common Stock besides the Offered Shares. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

                                                Shares Covered
     Selling Stockholders                    by this Prospectus(1)

     Leonard J. Kaplan(2)                         1,798,051

     Bernard Gutterman                              648,302

     Randall R. Kaplan                            1,203,303

     The First Grantor Retained                     176,422
       Annuity Trust of Tobee
       W. Kaplan(3)

     The Second Grantor                             529,265
       Retained Annuity Trust
       of Tobee W. Kaplan(3)

     The Kaplan Family                               80,000
       Foundation(4)

     The Gutterman                                   20,000
       Foundation(5)


(1) On June 14, 1995, the following Selling Stockholders tendered the following number of Offered Shares to the Company in connection with the Company's "Dutch auction" self-tender offer: Leonard J. Kaplan (840,000 shares); Bernard Gutterman (280,000 shares); Randall R. Kaplan (80,000 shares); The Kaplan Family Foundation (20,000 shares); and the Gutterman Foundation (20,000 shares).

(2) On December 26, 1995, Leonard Kaplan transferred 165,000 of the Offered Shares to the Leonard and Tobee Kaplan First Charitable Trust and 165,000 of the Offered Shares to The Leonard and Tobee Kaplan Second Charitable Trust. These two trusts shall accordingly be deemed to be Selling Stockholders and shall be entitled to sell such Offered Shares pursuant to this Prospectus. The trustees of these two trusts are Seldon E. Patty and Freddy H. Robinson. The beneficiaries (and the beneficial owners of the stock held in each) of these two trusts are certain children and the spouse of a child of Leonard and Tobee Kaplan and such qualified charities as Leonard and Tobee Kaplan (or their successors) may designate.

(3) The trustees of the Grantor Retained Annuity Trusts ("GRATs") are Seldon E. Patty and Freddy H. Robinson. The beneficiaries (and the beneficial owners of the stock held in each) of the GRATs are Tobee W. Kaplan, Randall R. Kaplan and several trusts which have been established for the benefit of the children of Tobee W. Kaplan and their respective families.

(4)  The  trustees  of The Kaplan Family Foundation are Leonard J. Kaplan, Tobee
     W. Kaplan and Seldon E. Patty, and The Kaplan Family Foundation has no other members or stockholders. The Kaplan Family Foundation is a North Carolina non-profit corporation and the purposes for which it is organized are to receive and administer money and property for charitable, religious, educational and scientific purposes and to establish, foster, maintain or support, through donations of money or property for charitable, religious, educational and scientific purposes, organizations that qualify as exempt organizations under Section 501(c)(3) of the Internal Revenue Code.

(5) The directors of The Gutterman Foundation are Bernard Gutterman, Nancy Gutterman, David D. Gutterman, Deborah Ann Rovner and Donna L. Gutterman, and The Gutterman Foundation has no members or stockholders. The Gutterman Foundation is a North Carolina non-profit corporation and is organized exclusively for religious, charitable, scientific, literary and educational purposes.

     With the exception of the Foundations, the Selling Stockholders are former stockholders of the Related Companies. During the three years prior to the consummation of the Mergers, (i) Leonard J. Kaplan was the President, Treasurer and a director of Kay International, a Vice President, Secretary and a director of Kay Europe and until December 13, 1993 the President, Treasurer and a director, and from and after December 13, 1993 the Chairman of the Board and Secretary, of Kay Chemical; (ii) Bernard Gutterman was the Executive Vice President, Assistant Secretary and a director of Kay International, the Executive Vice President, Assistant Secretary and a director of Kay Europe and until December 13, 1993 the Executive Vice President, Assistant Secretary and a director, and from and after December 13, 1993 the Vice Chairman of the Board, Assistant Secretary and a director, of Kay Chemical; and (iii) Randall R. Kaplan was a Vice President, Secretary and a director of Kay International, the President, Treasurer and a director of Kay Europe and until December 13, 1994 a Vice President and Secretary, and from and after December 13, 1994 the President and Treasurer, of Kay Chemical. Randall R. Kaplan is currently the President of each of the Related Companies, and Leonard J. Kaplan and Bernard Gutterman have been engaged by Kay Chemical to provide consulting services. Tobee W. Kaplan, a trustee of The Kaplan Family Foundation and a beneficiary of the GRATs, was during the three years prior to the Mergers a Vice President, Assistant Secretary and a director of Kay Chemical. No other Selling Stockholder has had any relationship with the Company or any of its affiliates during the past three years other than described above.


                                  LEGAL MATTERS

     Certain legal matters regarding the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Kenneth A. Iverson, Vice President and Secretary of the Company.


                                     EXPERTS

     The consolidated financial statements and related supplemental financial statement schedule of the Company, which are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein and in the Registration Statement by reference, have been audited by Coopers & Lybrand L.L.P., independent accountants. Such financial statements and financial statement schedule are incorporated herein and in the Registration Statement by reference in reliance upon the reports of Coopers & Lybrand given upon the authority of that firm as experts in accounting and auditing. To the extent that Coopers & Lybrand L.L.P. audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in this Prospectus in reliance upon their reports and said authority.

     With respect to unaudited interim financial information incorporated herein and in the Registration Statement by reference, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for reviews on such information. However, their separate reports included and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports of such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because each such report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meanings of Sections 7 and 11 of the Securities Act.

     In addition, the combined financial statements and financial statement schedules of the Henkel-Ecolab Joint Venture,which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein and in the Registration Statement by reference, have been audited by KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft, independent accountants. Such combined financial statements and financial statement schedules are incorporated herein and in the Registration Statement by reference
in    reliance  upon  the  reports  of  KPMG  Deutsche  Treuhand-Gesellschaft
Aktiengesellschaft given upon the authority of that firm as experts in accounting and auditing. To the extent that KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft audits and reports on the financial statements of the Henkel-Ecolab Joint Venture issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in this Prospectus in reliance upon their reports and said authority.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in, or incorporated by reference in, this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of an offer to buy the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.



                                TABLE OF CONTENTS

                                                                        Page
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Information Incorporated by reference . . . . . . . . . . . . . . . . . .  2
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Recent Developments . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Selling Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                                4,455,343 Shares

                                  Common Stock

                                ($1.00 Par Value)


                                   Ecolab Inc.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16.  Exhibits and Financial Statement Schedules

     Exhibit        Description of Exhibit

     (15)           Letter regarding unaudited financial information.

     (23)   A.      Consent of Coopers & Lybrand L.L.P.

            B.      Consent of KPMG Deutsche Treuhand-Gesellschaft
                    Aktiengesellschaft.

Item 17.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                                      II-1

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securi-ties Act and will be governed by the final adjudication of such issue.

                                        SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Paul, State of Minnesota.


Dated:  January 31, 1996           ECOLAB INC.


                                   By:/s/ Allan L. Schuman
                                      Allan L. Schuman
                                      President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                         Date


/s/Allan L. Schuman      President and Chief Executive January 31, 1996
Allan L. Schuman         Officer (Principal Executive
                         Officer and Director)


/s/Michael E. Shannon    Chairman of the Board, Chief  January 31, 1996
Michael E. Shannon       Financial and Administrative
                         Officer (Principal Financial
                         Officer and Director)


/s/Arthur E. Henningsen,
     Jr.                 Vice President and Controller January 31, 1996
Arthur E. Henningsen, Jr.(Principal Accounting Officer)


/s/ Kenneth A. Iverson   Directors                     January 31, 1996
Kenneth A. Iverson,
as attorney-in-fact for
Ruth S. Block, Russell G.
Cleary, Pierson M. Grieve,
James J. Howard, Jerry W.
Levin, Reuben F. Richards,
Richard L. Schall, Roland
Schulz, Philip L. Smith,
Hugo Uyterhoeven and
Albrecht Woeste

                                  EXHIBIT INDEX

                                                  Paper (P) or
 Exhibit        Description of Exhibit           Electronic (E)

 (15)           Letter regarding unaudited             E
                financial information
 (23)A.         Consent of Coopers & Lybrand           E
                L.L.P.

     B.         Consent of KPMG Deutsche               E
                Treuhand-Gesellschaft
                Aktiengesellschaft.